Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-167771) as amended by Post-Effective Amendment No. 1 on Form S-3 (No. 333-167771), in the Registration Statement on Form S-4 (No. 333-77991) as amended by Post-Effective Amendment No. 1 on Form S-8 (No. 333-77991) and in the Registration Statements on Form S-8 (Nos. 333-183123, 333-177520, 333-177517, 333-175781, 333-175780, 333-156390, 333-150643, 333-125293, 333-110020, 333-100724, 333-100723, 333-100718, 333-82911, 333-77817, 333-21853, 333-21851 and 033-51385) of United Technologies Corporation of our report dated February 7, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 7, 2013 relating to the financial statement schedule, which appears on page S-I of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

February 7, 2013